Exhibit 24


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                                POWER OF ATTORNEY

We, the undersigned officers and directors of The Stanley Works, a Connecticut corporation (the "Corporation"), hereby severally constitute Stephen S. Weddle and Brenda Bemben our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 of the Corporation filed herewith, and any and all amendments thereto, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to such Registration Statement and any and all amendments thereto, including post-effective amendments.

SIGNATURE                         TITLE                                 DATE


 Richard H. Ayers                 Chairman,                      August 30, 1995
 Richard H. Ayers                 Chief Executive Officer
                                  and Director


 Richard Huck                     Vice President,                August 29, 1995
 Richard Huck                     Finance and Chief
                                  Financial Officer


                                  President                      August 31, 1995
 R. Alan Hunter                   and Chief Operating
                                  Officer



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SIGNATURE                         TITLE                               DATE


   Theresa F. Yerkes        Vice President and                   August 29, 1995
   Theresa F. Yerkes        Controller (Chief
                            Accounting Officer)


   Stillman B. Brown                  Director                  August 30, 1995
   Stillman B. Brown


   Edgar R. Fiedler                   Director                  August 30, 1995
   Edgar R. Fiedler


   Mannie L.Jackson                   Director                  August 30, 1995
   Mannie L. Jackson


   James G. Kaiser                     Director                  August 30, 1995
   James G. Kaiser


   Eileen S. Kraus                      Director                 August 30, 1995
   Eileen S. Kraus


   George A. Lorch                     Director                  August 29, 1995
   George A. Lorch


   Walter J. McNerney                   Director                 August 30, 1995
   Walter J. McNerney


   Gertrude G. Michelson               Director                 August 29, 1995
   Gertrude G. Michelson


   John S. Scott                      Director                  August 30, 1995
   John S. Scott


   Hugo E. Uyterhoeven                Director                  August 30, 1995
   Hugo E. Uyterhoeven


   Walter W. Williams                  Director                 August 29, 1995
   Walter W. Williams




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